Cypress Energy Partners, L.P. 10-Q

Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF CYPRESS ENERGY PARTNERS GP, LLC

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of Cypress Energy Partners, L.P. for the fiscal quarter ended September 30, 2017, as filed with the Securities and Exchange Commission on the date hereof, I, Peter C. Boylan III, Chief Executive Officer and Chairman of Cypress Energy Partners GP, LLC, the general partner of Cypress Energy Partners, L.P., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017 fairly presents, in all material respects, the financial condition and results of operations of Cypress Energy Partners, L.P.

/s/ Peter C. Boylan III
Peter C. Boylan III
Chief Executive Officer

November 14, 2017